Exhibit 99.1

JMP GROUP REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

SAN FRANCISCO, Oct. 26, 2011 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and nine months ended September 30, 2011.

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Operating net income was $2.7 million, or $0.12 per diluted share, for the quarter, compared to $3.7 million, or $0.17 per diluted share, for the third quarter of 2010. For the nine months ended September 30, 2011, operating net income was a record $13.9 million, or $0.61 per diluted share, an increase of 20.1% from $11.6 million, or $0.52 per diluted share, for the nine months ended September 30, 2010.

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Excluding the financial impact of gains recognized by JMP Credit Corporation on the sale or payoff of loans initially acquired in April 2009, adjusted operating net income was $0.10 per share and $0.41 per share for the quarter and nine months ended September 30, 2011, respectively, compared to $0.06 per share and $0.20 per share for the quarter and nine months ended September 30, 2010, respectively. For more information on operating net income and adjusted operating net income, on a consolidated and a segment basis, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

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The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $1.6 million, or $0.07 per diluted share, for the quarter, compared to net income of $1.8 million, or $0.08 per diluted share, for the third quarter of 2010. For the nine months ended September 30, 2011, net income was $3.4 million, or $0.15 per diluted share, a decrease of 40.3% from $5.7 million, or $0.26 per diluted share, for the nine months ended September 30, 2010.

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Adjusted net revenues, which exclude certain non-cash items and noncontrolling interests, were $28.1 million for the quarter, compared to $34.1 million for the third quarter of 2010. For the nine months ended September 30, 2011, adjusted net revenues were a record $109.6 million, an increase of 3.5% from $105.9 million for the nine months ended September 30, 2010. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

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Total net revenues on a GAAP basis were $17.4 million for the quarter, compared to $32.7 million for the third quarter of 2010. For the nine months ended September 30, 2011, total net revenues were $91.7 million, a decrease of 8.9% from $100.7 million for the nine months ended September 30, 2010.

“While not immune from the difficult operating environment that characterized most of the third quarter, JMP still managed to generate operating EPS of $0.12 per share and adjusted operating EPS, which excludes acquired loan sale profits, of $0.10, up from $0.06 for the third quarter of last year but down from $0.12 for the second quarter of 2011,” said Chairman and Chief Executive Officer Joe Jolson. “By this metric, JMP has earned a record $0.60 per share over the latest four quarters, an increase of more than 80% from the $0.33 earned over the previous four quarters.

“Despite a virtual shutdown of the equity capital markets in August and September, our investment banking group produced flat sequential quarterly revenues, which suggests continued market share gains in the period. Net commission revenues increased sequentially and posted the first year-over-year increase since the second quarter of 2009. While one quarter does not make a trend, we may be seeing the first positive signs that our market share growth strategy is working in that business. Harvest Capital Strategies had mixed results for the quarter. Asset management fee revenues were strong, thanks to a great quarter at Harvest Small Cap Partners; while, at the same time, we experienced a modest net investment loss as our other funds were negatively impacted to varying degrees by the sharp equity market sell-off. The remaining principal losses were unrealized fair value marks, roughly half of which were due to the consolidation of Harvest Growth Capital, as reported on a GAAP basis. JMP Credit had another solid quarter, with $0.15 of operating EPS, including just $0.02 from acquired loan sale profits.”

Revenues

Investment Banking

Investment banking revenues were $10.0 million for the quarter, a decrease of 18.5% from $12.3 million for the third quarter of 2010. For the nine months ended September 30, 2011, investment banking revenues were $40.3 million, an increase of 41.8% from $28.4 million for the nine months ended September 30, 2010.

The company executed 17 investment banking transactions during the quarter, compared to 16 during the third quarter of 2010. Public equity underwriting revenues amounted to $7.3 million, up from $4.3 million, as the company executed 13 public equity offerings, versus seven in the third quarter of 2010. Private capital markets and other revenues were $0.5 million, down from $5.1 million, with the company executing one private capital markets transaction, versus five in the third quarter of 2010. Strategic advisory revenues totaled $2.3 million, down from $2.9 million, with the company acting as a strategic advisor on three completed transactions, compared to four during the third quarter of 2010.

Brokerage

Net brokerage revenues were $6.9 million, an increase of 17.0% from $5.9 million for the third quarter of 2010. For the nine months ended September 30, 2011, net brokerage revenues were $19.4 million, a decrease of 8.9% from $21.3 million for the nine months ended September 30, 2010.

Asset Management

Asset management fees and other related revenues totaled $6.9 million, an increase of 90.0% from $3.7 million for the third quarter of 2010. For the nine months ended September 30, 2011, asset management fees and other related revenues were $18.0 million, an increase of 70.7% from $10.6 million for the nine months ended September 30, 2010. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at September 30, 2011 totaled $1.3 billion, including $573.7 million of funds managed by Harvest Capital Strategies and $764.6 million par value of loans and cash underlying the two collateralized loan obligations managed by JMP Credit Advisors, the internal manager of JMP Credit Corporation. Client assets under management were $1.3 billion at June 30, 2011 and $1.3 billion at September 30, 2010. Including sponsored funds, client assets under management totaled $2.4 billion at September 30, 2011, compared to $2.4 billion at June 30, 2011 and $1.7 billion at September 30, 2010. Private capital, including corporate credit, small business lending, REIT advisory services, venture capital and distressed mortgage investments, represented 49.1% of total sponsored assets under management at September 30, 2011, compared to 50.2% at September 30, 2010.

Principal Transactions

Principal transactions generated a net loss of $6.3 million for the quarter, compared to net revenues of $1.1 million for the third quarter of 2010. For the nine months ended September 30, 2011, principal transactions generated a net loss of $0.1 million, compared to net revenues of $2.9 million for the nine months ended September 30, 2010.

A statement of the company’s principal transaction revenues for the quarter and nine months ended September 30, 2011 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Hedge fund investments	($1,758)	$1,612	$38	$521	$1,628

Principal investments:
Investment in New York Mortgage Trust	(689)	545	(218)	14	(554)
Other principal investments	(68)	—	(26)	(349)	(8)

Total principal investments	(757)	545	(244)	(335)	(562)

Venture investments:
Investment in Harvest Growth Capital	(149)	8	161	(49)	160
Other venture investments and warrants	(642)	268	68	(24)	563

Total venture investments	(791)	276	229	(73)	723

Principal transaction revenues net of noncon-trolling interest in Harvest Growth Capital	(3,306)	2,433	23	113	1,789

Noncontrolling interest in Harvest Growth Capital	(2,984)	121	1,032	(219)	1,098

Total principal transaction revenues	($6,290)	$2,554	$1,055	($106)	$2,887

Of the $6.3 million of principal transaction losses for the third quarter of 2011, $3.0 million was attributable to noncontrolling interests in net unrealized losses at Harvest Growth Capital, a venture capital fund managed by Harvest Capital Strategies that is consolidated under GAAP. GAAP accounting requires that JMP Group consolidate Harvest Growth Capital due to Harvest Capital Strategies’ role as the fund’s manager and managing member, despite the company’s ownership of less than 6.0% of the fund. The presentation of adjusted net revenues in this press release excludes noncontrolling interests in Harvest Growth Capital; and, accordingly, the aforementioned $3.0 million of net unrealized losses for the third quarter of 2011 are not included in adjusted net revenues. Net of noncontrolling interests, JMP Group’s unrealized loss on Harvest Growth Capital for the quarter was $0.1 million. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized gains of $1.4 million due to the sale or payoff of 20 of the loans in its portfolio during the quarter, compared to $7.0 million on 17 loans during the third quarter of 2010. For the nine months ended September 30, 2011, realized gains amounted to $15.0 million as a result of the sale or payoff of 90 loans, compared to $26.2 million on 49 loans for the nine months ended September 30, 2010. For the quarter and nine months ended September 30, 2011, realized gains of $0.4 million and $2.0 million, respectively, were due to the sale or payoff of loans that had been purchased subsequent to the acquisition of JMP Credit Corporation in April 2009. At September 30, 2011, 15 loans with an aggregate par value of $60.8 million and an associated liquidity discount of $18.4 million remained from the portfolio acquired in April 2009.

A loan loss provision of $0.1 million was recorded for the quarter as a general reserve with regard to performing loans at JMP Credit and in the company’s small business lending portfolio. At September 30, 2011, general loan loss reserves equaled 0.4% of gross performing loans, compared to 0.2% at September 30, 2010.

At September 30, 2011, gross impaired loans totaled $14.0 million, or 3.1% of gross loans outstanding, compared to $14.0 million, or 3.2% of gross loans outstanding, at September 30, 2010. With regard to impaired loans at September 30, 2011, discounts and reserves (including credit discounts, liquidity discounts, allowances for loan losses and deferred loan fees) equaled $11.3 million, or 81.1% of gross impaired loans outstanding. With regard to performing loans at September 30, 2011, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $18.4 million, or 4.2% of gross performing loans outstanding.

Net Interest and Net Dividend Income

Interest income was $7.5 million for the quarter, and interest expense was $9.0 million, resulting in a net interest deficit of $1.6 million, compared to net interest income of $3.0 million for the third quarter of 2010. Excluding net interest expense due to net amortization of liquidity discounts, net interest income was $4.8 million for the quarter, compared to $5.1 million for the quarter ended September 30, 2010. For the nine months ended September 30, 2011, net interest income was $0.7 million, compared to $11.0 million for the nine months ended September 30, 2010; excluding net interest expense due to net amortization of liquidity discounts, net interest income was $16.2 million and $16.3 million, respectively, for the same periods. Net dividend income equaled $0.3 million for the quarter, compared to $0.4 million for the third quarter of 2010, and totaled $0.9 million for the nine months ended September 30, 2011, compared to $1.5 million for the nine months ended September 30, 2010.

Expenses

Compensation and Benefits

Compensation and benefits expense was $16.0 million for the quarter, compared to $19.4 million for the third quarter of 2010. For the nine months ended September 30, 2011, compensation and benefits expense was $66.2 million, compared to $65.5 million for the nine months ended September 30, 2010. Of the amount recorded for the nine months ended September 30, 2011, non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering was $0.8 million, while such expense attributable to RSUs granted thereafter was $0.1 million for the quarter and $0.4 million for the nine months ended September 30, 2011, respectively.

As a percentage of adjusted net revenues, compensation and benefits expense was 56.9% for the quarter, compared to 56.8% for the third quarter of 2010, and was 60.4% for the nine months ended September 30, 2011, compared to 61.8% for the nine months ended September 30, 2010. Excluding the cost of RSU grants, compensation and benefits expense was 56.5% of adjusted net revenues for the quarter, compared to 54.7% for the third quarter of 2010, and was 59.4% for the nine months ended September 30, 2011, compared to 59.0% for the nine months ended September 30, 2010.

Non-Compensation Expense

Non-compensation expense was $7.5 million for the quarter, compared to $8.7 million for the third quarter of 2010. For the nine months ended September 30, 2011, non-compensation expense was $20.2 million, compared to $22.2 million for the nine months ended September 30, 2010. As a percentage of adjusted net revenues, non-compensation expense was 26.8% for the quarter, compared to 25.7% for the third quarter of 2010, and was 18.4% for the nine months ended September 30, 2011, compared to 20.9% for the nine months ended September 30, 2010.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes management fees eliminated upon the consolidation of Harvest Growth Capital, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants and (v) excludes noncontrolling interests in net unrealized gains and losses on Harvest Growth Capital. In particular, adjusted net revenue adjusts for:

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management fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, a venture capital fund; Harvest Capital Strategies is managing member of Harvest Growth Capital; and, despite its minority ownership, JMP Group consolidates the fund in accordance with GAAP accounting standards and eliminates the management fees in consolidation; presenting these management fees as though Harvest Growth Capital were deconsolidated presents the fund’s results in a manner similar to those of the other funds managed by Harvest Capital Strategies;

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the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $6.4 million and $16.9 million for the quarter and nine months ended September 30, 2011, respectively;

•	non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;

•	unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and

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noncontrolling interests in net unrealized gains and losses generated by Harvest Growth Capital, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the fund; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

A reconciliation of JMP Group’s net revenues to the company’s adjusted net revenues for the quarter and nine months ended September 30, 2011 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Revenues:
Non-interest revenues	$18,948	$32,529	$29,695	$92,399	$89,728
Net interest income	(1,573)	(1,068)	2,963	(661)	10,994

Total net revenues	17,375	31,461	32,658	91,738	100,722
Management fees earned on Harvest Growth Capital	203	203	78	609	156

Total net revenues including fees on Harvest Growth Capital	17,578	31,664	32,736	92,347	100,878
Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	6,363	5,746	2,139	16,903	5,331
Amortization of intangible asset	—	100	—	200	—
Net unrealized loss/(gain) on strategic equity investments and warrants	1,141	(824)	218	(80)	787
Noncontrolling interest in net unrealized loss/(gain) on Harvest Growth Capital	2,984	(121)	(1,032)	219	(1,098)

Adjusted net revenues	$28,066	$36,565	$34,061	$109,589	$105,898

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusted net revenues provide useful information by excluding non-cash additions to and deductions from total net revenues as well as noncontrolling interests that may otherwise obscure the company’s operating revenues and complicate an assessment of the company’s core business activities. Management also believes that adjusted net revenue is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related revenue incorporates management fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital. JMP Group consolidates Harvest Growth Capital in accordance with GAAP accounting standards; however, management fees generated by the fund are included in asset management-related revenue as though deconsolidated.

A statement of the company’s asset management-related revenues for the quarter and nine months ended September 30, 2011 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Base management fees:
Fees reported as asset management fees	$2,519	$2,316	$2,545	$7,108	$7,107
Fees reported as other income	937	569	223	1,923	453
Fees earned at Harvest Growth Capital	203	203	78	609	156

Total base management fees	3,659	3,088	2,846	9,640	7,716

Incentive fees:
Fees reported as asset management fees	3,175	3,730	737	7,785	2,209
Fees reported as other income	29	2	—	381	263

Total incentive fees	3,204	3,732	737	8,166	2,472

Fundraising fees reported as other income	60	111	69	232	378

Asset management-related fee revenues:
All fees reported as asset management fees	5,694	6,046	3,282	14,892	9,316
All fees reported as other income	1,026	682	292	2,536	1,094
All fees earned at Harvest Growth Capital	203	203	78	609	156

Total asset management-related fee revenues	$6,923	$6,931	$3,652	$18,037	$10,566

Company management has utilized asset management-related revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

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the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, which resulted in no non-cash compensation expense for the quarter ended September 30, 2011 and $0.8 million of non-cash compensation expense for the nine months ended September 30, 2011;

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the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $0.1 million and $0.4 million for the quarter and nine months ended September 30, 2011, respectively;

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the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $6.4 million and $16.9 million for the quarter and nine months ended September 30, 2011, respectively;

•	non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;

•	unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and

•	a combined federal, state and local income tax rate of 42%.

Reconciliations of JMP Group’s net income to the company’s operating net income for the quarter and nine months ended September 30, 2011 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010
Net (loss)/income attributable to JMP Group Inc.	($1,623)	$1,518	$1,815
Add back:
Income tax (benefit)/expense	(1,410)	1,281	1,536

Income before taxes	(3,033)	2,799	3,351
Add back/(subtract):
Compensation expense – IPO-related RSUs	—	447	340
Compensation expense – post-IPO RSUs	112	122	392
Net amortization of liquidity discounts on loans and asset-backed securities issued	6,363	5,746	2,139
Amortization of intangible asset	—	100	—
Unrealized loss/(gain) on strategic equity investments and warrants	1,141	(824)	218

Operating income before taxes	4,583	8,390	6,440
Income tax expense (assumed rate of 42%)	1,925	3,524	2,705

Operating net income	$2,658	$4,866	$3,735

Operating net income per share:
Basic	$0.12	$0.22	$0.17
Diluted	$0.12	$0.22	$0.17
Weighted average shares outstanding:
Basic	22,354	22,254	21,583
Diluted	22,493	22,613	22,114

	Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2011	Sept. 30, 2010
Net income attributable to JMP Group Inc.	$3,433	$5,749
Add back:
Income tax expense	2,354	5,026

Income before taxes	5,787	10,775
Add back/(subtract):
Compensation expense – IPO-related RSUs	778	2,237
Compensation expense – post-IPO RSUs	360	809
Net amortization of liquidity discounts on loans and asset-backed securities issued	16,903	5,331
Amortization of intangible asset	200	—
Unrealized (gain)/loss on strategic equity investments and warrants	(80)	787

Operating income before taxes	23,948	19,939
Income tax expense (assumed rate of 42%)	10,058	8,375

Operating net income	$13,890	$11,564

Operating net income per share:
Basic	$0.63	$0.53
Diluted	$0.61	$0.52
Weighted average shares outstanding:
Basic	22,152	21,616
Diluted	22,634	22,243

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Adjusted operating net income excludes from operating net income the financial contribution of gains recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believes that this metric can be instructive to investors who wish to assess the company’s core earnings over time without regard to a relatively volatile revenue stream. By excluding profits from sales and payoffs of acquired loans, management intends to represent the earnings power of the company’s core business strategy and ongoing operations.

Reconciliations of the company’s operating net income to its adjusted operating net income for the quarter and nine months ended September 30, 2011 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010
Operating net income	$2,658	$4,866	$3,735
Add back:
Income tax expense (assumed rate of 42%)	1,925	3,524	2,705

Operating income before taxes	4,583	8,390	6,440
Subtract:
Earnings contribution from gains on loan portfolio acquired	597	3,699	4,131

Adjusted operating income before taxes	3,986	4,691	2,309
Income tax expense (assumed rate of 42%)	1,674	1,970	970

Adjusted operating net income	$2,312	$2,721	$1,339

Adjusted operating net income per share:
Basic	$0.10	$0.12	$0.06
Diluted	$0.10	$0.12	$0.06
Weighted average shares outstanding:
Basic	22,354	22,254	21,583
Diluted	22,493	22,613	22,114

	Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2011	Sept. 30, 2010
Operating net income	$13,890	$11,564
Add back:
Income tax expense (assumed rate of 42%)	10,058	8,375

Operating income before taxes	23,948	19,939
Subtract:
Earnings contribution from gains on loan portfolio acquired	7,775	12,335

Adjusted operating income before taxes	16,173	7,604
Income tax expense (assumed rate of 42%)	6,793	3,194

Adjusted operating net income	$9,380	$4,410

Adjusted operating net income per share:
Basic	$0.42	$0.20
Diluted	$0.41	$0.20
Weighted average shares outstanding:
Basic	22,152	21,616
Diluted	22,634	22,243

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the table that follows. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include management fees eliminated on consolidation of Harvest Growth Capital, (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) exclude amortization expense related to an intangible asset, (iv) reverse net unrealized gains and losses on strategic equity investments and warrants and (v) exclude noncontrolling interests in net unrealized gains and losses on Harvest Growth Capital. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter. For the purposes of calculating operating net income, an effective tax rate of 42% is assumed.

Statements of JMP Group’s operating net income on a segment basis for the quarter and nine months ended September 30, 2011 are set forth below.

	Quarter Ended September 30, 2011
(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consolid- ation	Consolid- ated JMP Group
Revenues:
Investment banking	$10,048	—	—	—	—	$10,048	—	$10,048
Brokerage	6,898	—	—	—	—	6,898	—	6,898
Asset management-related fees (1)	51	$6,489	$305	$130	($52)	6,923	($203)	6,720
Principal transactions (2)	(789)	(1,073)	(11)	(292)	—	(2,165)	(2,984)	(5,149)
Gain on sale and payoff of loans	—	—	1,373	—	—	1,373	—	1,373
Net dividend income	175	—	—	147	—	322	—	322
Net interest income (3)	(8)	170	4,752	(124)	—	4,790	—	4,790
Provision for loan losses	—	—	(123)	—	—	(123)	—	(123)

Adjusted net revenues	16,375	5,586	6,296	(139)	(52)	28,066	(3,187)	24,879
Expenses:
Non-interest expenses (4)	17,714	4,854	322	522	(52)	23,360	16	23,376

Less: Noncontrolling interest (5)	—	—	123	—	—	123	(3,203)	(3,080)

Operating income before taxes	(1,339)	732	5,851	(661)	—	4,583	—	4,583
Income tax expense
(assumed rate of 42%)	(562)	307	2,457	(277)	—	1,925	—	1,925

Operating net income	($777)	$425	$3,394	($384)	—	$2,658	—	$2,658

Operating net income per share:
Basic	($0.03)	$0.02	$0.15	($0.02)	—	$0.12	—	$0.12
Diluted	($0.03)	$0.02	$0.15	($0.02)	—	$0.12	—	$0.12
Reconciliation to Adjusted Operating Net Income
Operating income before taxes			$5,851			$4,583		$4,583
Less: Earnings contribution from gain on loan portfolio acquired			596			596		596

Adjusted operating income before taxes			5,255			3,987		3,987
Income tax expense
(assumed rate of 42%)			2,207			1,674		1,674

Adjusted operating net income			$3,048			$2,312		$2,312

Adjusted operating net income per share:
Basic	($0.03)	$0.02	$0.13	($0.02)	—	$0.10	—	$0.10
Diluted	($0.03)	$0.02	$0.13	($0.02)	—	$0.10	—	$0.10

(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues.” Management fees of $0.2 million are eliminated upon consolidation of Harvest Growth Capital.
(2)

Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes noncontrolling interests in net unrealized gains and losses related to Harvest Growth Capital; net unrealized losses of $3.0 million are recognized upon consolidation of the fund.

(3)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.
(4)	Reverses stock-based compensation expense and excludes fund-related expenses of $16,000 that are recognized upon consolidation of Harvest Growth Capital.
(5)	Excludes noncontrolling interests of $3.2 million in the net loss of Harvest Growth Capital that are recognized upon consolidation of the fund.

	Nine Months Ended September 30, 2011
(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consolid- ation	Consolid- ated JMP Group
Revenues:
Investment banking	$40,332	—	—	—	—	$40,332	—	$40,332
Brokerage	19,370	—	—	—	—	19,370	—	19,370
Asset management-related fees (1)	155	$17,392	$763	$130	($403)	18,037	($609)	17,428
Principal transactions (2)	324	201	(320)	(171)	—	34	(219)	(185)
Gain on sale and payoff of loans	—	—	14,981	—	—	14,981	—	14,981
Net dividend income	487	—	—	383	—	870	—	870
Net interest income (3)	130	189	16,524	(401)	—	16,442	—	16,442
Provision for loan losses	—	—	(477)	—	—	(477)	—	(477)

Adjusted net revenues	60,798	17,782	31,471	(59)	(403)	109,589	(828)	108,761
Expenses:
Non-interest expenses (4)	55,680	14,806	7,755	7,400	(403)	85,238	51	85,289
Less: Noncontrolling interest (5)	—	—	403	—	—	403	(879)	(476)

Operating income before taxes	5,118	2,976	23,313	(7,459)	—	23,948	—	23,948
Income tax expense
(assumed rate of 42%)	2,149	$1,250	9,791	($3,132)	—	10,058	—	10,058

Operating net income	$2,969	$1,726	$13,522	($4,327)	—	$13,890	—	$13,890

Operating net income per share:
Basic	$0.13	$0.08	$0.62	($0.20)	—	$0.63	—	$0.63
Diluted	$0.13	$0.08	$0.59	($0.19)	—	$0.61	—	$0.61
Reconciliation to Adjusted Operating Net Income
Operating income before taxes			$23,313			$23,948		$23,948
Less: Earnings contribution from gain on loan portfolio acquired			7,775			7,775		7,775

Adjusted operating income before taxes			15,538			16,173		16,173
Income tax expense
(assumed rate of 42%)			6,526			6,793		6,793

Adjusted operating net income			$9,012			$9,380		$9,380

Adjusted operating net income per share:
Basic	$0.13	$0.08	$0.41	($0.20)	—	$0.42	—	$0.42
Diluted	$0.13	$0.08	$0.39	($0.19)	—	$0.41	—	$0.41

(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues.” Management fees of $0.6 million are eliminated upon consolidation of Harvest Growth Capital.
(2)

Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes noncontrolling interests in net unrealized gains and losses related to Harvest Growth Capital; net unrealized losses of $0.2 million are recognized upon consolidation of the fund.

(3)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.
(4)	Reverses stock-based compensation expense and excludes fund-related expenses of $51,000 that are recognized upon consolidation of Harvest Growth Capital.
(5)	Excludes noncontrolling interests of $0.9 million in the net loss of Harvest Growth Capital that are recognized upon consolidation of the fund.

Adjusted Tangible Book Value per Share

At September 30, 2011, JMP Group’s tangible book value per share was $5.80, compared to $5.91 at June 30, 2011 and $5.57 at September 30, 2010. Adjusting book value to reflect the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at September 30, 2011 would have been $4.78, as indicated by the table below.

(in thousands, except per share amounts)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010
Total JMP Group stockholders’ equity	$128,448	$132,360	$122,124
Goodwill and intangible assets	—	—	(1,000)

Tangible stockholders’ equity	128,448	132,360	121,124
Liquidity discount on loans	18,392	20,880	51,603
Liquidity discount on asset-backed securities issued	(57,284)	(64,923)	(86,836)

Net liquidity discount	(38,892)	(44,043)	(35,233)
Income tax benefit (assumed rate of 42%)	16,335	18,498	14,798

Net after-tax liquidity discount	(22,557)	(25,545)	(20,435)

Adjusted tangible stockholders’ equity.	$105,891	$106,815	$100,689

Adjusted tangible book value per share	$4.78	$4.77	$4.63

Basic shares outstanding	22,147	22,388	21,733
Quarterly operating ROATE*	10.0%	18.2%	14.6%
LTM operating ROATE*	21.5%	22.6%	17.0%
Quarterly operating ROATE* excluding the financial impact of gains on acquired loans	8.7%	10.2%	5.2%
LTM operating ROATE* excluding the financial impact of gains on acquired loans	13.0%	12.1%	6.8%

*	Return on adjusted tangible equity = annualized operating net income / average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter, JMP Group repurchased 262,931 shares of its common stock on the open market at an average price of $6.53 per share, or $1.7 million in total. At quarter-end, approximately 300,000 shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation or in its small business lending portfolio; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, such as the potential for market share gains and outcomes of strategic initiatives. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 8, 2011, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2010 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, October 26, 2011. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 21452816.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

JMP GROUP INC.

Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)	Sept. 30, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$67,720	$71,114
Restricted cash and deposits	31,829	47,718
Receivable from clearing broker	2,009	1,331
Marketable securities owned, at fair value	24,781	23,748
Other investments	47,927	38,702
Loans held for sale	2,943	—
Loans held for investment, net of allowance for loan losses	—	813
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	427,028	400,763
Small business loans, net of allowance for loan losses	1,953	—
Deferred tax assets	24,279	32,507
Other assets	16,493	21,169

Total assets	$646,962	$637,865

Liabilities and Stockholders’ Equity
Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$10,958	$10,669
Accrued compensation	32,988	37,424
Asset-backed securities issued, net of purchase discounts	373,719	351,322
Note payable	21,406	26,209
Deferred tax liability	26,329	36,176
Other liabilities	33,969	34,013

Total liabilities	499,369	495,813

Redeemable noncontrolling interest	11	—

Stockholders’ Equity:
Total JMP Group Inc. stockholders’ equity	128,448	130,596
Noncontrolling interest	19,134	11,456

Total equity	147,582	142,052

Total liabilities and stockholders’ equity	$646,962	$637,865

JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Revenues:
Investment banking	$10,048	$12,332	$40,332	$28,436
Brokerage	6,898	5,895	19,370	21,255
Asset management fees	5,694	3,283	14,893	9,316
Principal transactions	(6,290)	1,055	(106)	2,887
Gain on sale and payoff of loans	1,373	6,990	14,981	26,231
Net dividend income	322	357	870	1,472
Other income	1,026	292	2,536	1,095

Non-interest revenues	19,071	30,204	92,876	90,692

Interest income	7,451	11,502	25,799	36,083
Interest expense	(9,024)	(8,539)	(26,460)	(25,089)

Net interest (expense)/income	(1,573)	2,963	(661)	10,994

Provision for loan losses	(123)	(509)	(477)	(964)

Total net revenues	17,375	32,658	91,738	100,722

Non-interest expenses:
Compensation and benefits	15,970	19,361	66,218	65,474
Administration	2,246	1,328	5,060	4,324
Brokerage, clearing and exchange fees	1,275	1,177	3,552	3,752
Travel and business development	1,107	711	2,568	2,632
Communications and technology	1,013	990	2,929	3,136
Occupancy	774	672	2,216	1,994
Professional fees	806	818	2,311	2,606
Depreciation	192	158	529	495
Impairment loss on intangible asset	—	2,750	700	2,750
Other	105	137	343	479

Total non-interest expenses	23,488	28,102	86,426	87,642

(Loss)/income before income tax expense	(6,113)	4,556	5,312	13,080
Income tax (benefit)/expense	(1,410)	1,536	2,354	5,026

Net (loss)/income	(4,703)	3,020	2,958	8,054
Less: Net (loss)/income attributable to noncontrolling interest	(3,080)	1,205	(475)	2,305

Net (loss)/income attributable to JMP Group Inc.	($1,623)	$1,815	$3,433	$5,749

Net (loss)/income attributable to JMP Group Inc. per share:
Basic	($0.07)	$0.08	$0.15	$0.27
Diluted	($0.07)	$0.08	$0.15	$0.26
Weighted average common shares outstanding:
Basic	22,354	21,583	22,152	21,616
Diluted	22,493	22,114	22,634	22,243